SIGMA CIRCUITS, INC.
                      AMENDED AND RESTATED
                     1997 STOCK OPTION PLAN

        ADOPTED BY THE BOARD OF DIRECTORS ON MAY 19, 1988
         APPROVED BY THE STOCKHOLDERS ON AUGUST 4, 1988
      AMENDED BY THE BOARD OF DIRECTORS ON OCTOBER 20, 1993
       AMENDED BY THE BOARD OF DIRECTORS ON MARCH 11, 1994
         APPROVED BY THE STOCKHOLDERS ON MARCH 14, 1994
         AMENDED BY THE BOARD OF DIRECTORS IN JUNE 1995
                    AND ON SEPTEMBER 30, 1995
        APPROVED BY THE STOCKHOLDERS ON DECEMBER 21, 1995
         AMENDED AND RESTATED BY THE BOARD OF DIRECTORS
                       ON OCTOBER 2, 1997
        APPROVED BY THE STOCKHOLDERS ON DECEMBER 16, 1997

     1.   ESTABLISHMENT AND PURPOSE.

          (a) The Plan initially was established effective as of May 19, 1988 as the Sigma Circuits, Inc. 1988 Stock Option Plan (the "Initial Plan"). The Initial Plan hereby is amended and restated in its entirety as the Sigma Circuits, Inc. Amended and Restated 1997 Stock Option Plan effective as of October 2, 1997. The terms of the Initial Plan (other than the aggregate number of shares issuable thereunder) shall remain in effect and apply to all options granted pursuant to the Initial Plan.

           (b) The purpose of the Plan is to provide a means by which selected key employees and directors (if declared eligible under paragraph 5) of and consultants to the Company and its Affiliates may be given an opportunity to purchase common stock of the Company.

           (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of new employees/persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

           (d) The Company intends that the options issued under the Plan shall, in the discretion of the Board, be either Incentive Stock Options or Supplemental Stock Options. All options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and in such form as issued pursuant to paragraph 6, and a separate certificate or certificates shall be issued for shares purchased on exercise of each type of option. An option designated as a Supplemental Stock Option shall not be treated as an Incentive Stock Option.

     2.   DEFINITIONS.

          (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means a committee appointed by the Board in accordance with subparagraph 3(c) of the Plan.

          (e) "Company" means Sigma Circuits, Inc., a Delaware corporation.

          (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

          (g) "Continuous Service" means that the optionee's employment or service with the Company or an Affiliate of the Company, whether in the capacity of an Employee, a Director or a Consultant, is not interrupted or terminated. The optionee's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the optionee renders employment or service to the Company or an Affiliate or the Company or a change in the entity for which the optionee renders such employment or service, provided that there is no interruption or termination of the optionee's Continuous Service. The Board or the Chief Executive Officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (1) any leave of absence approved by the Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave; or (2) transfers between locations of the Company or between the Company, Affiliates or their successors.

          (h) "Covered employee" means the Chief Executive Officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

          (i)  "Director" means a member of the Board.

          (j)   "Disability"  means   the   permanent  and  total
disability of the optionee within the meaning of Section 22(e)(3) of the Code.

           (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

           (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (m) "Fair Market Value" means, as of any date, the value of the common stock of the Company determined in good faith by the Board.

           (n) "Incentive Stock Option" means an option intended to qualify as an incentive stock option within the meaning of
Section 422 of the Code and the regulations promulgated thereunder.

           (o) "Non-Employee Director" means a Director who either (1) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (2) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

           (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

           (q) "Option" means a stock option granted pursuant to the Plan.

           (r) "Option agreement" means a written agreement between the Company and an optionee evidencing the terms and conditions of an individual option grant. Each option agreement shall be subject to the terms and conditions of the Plan.

           (s) "Optionee" means a person to whom an option is granted pursuant to the Plan.

           (t) "Outside Director" means a Director who either (1) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (2) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

          (u)  "Plan" means this Sigma Circuits, Inc. Amended and
Restated 1997 Stock Option Plan.

          (v) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (w) "Securities Act" means the Securities Act of 1933, as amended.

          (x) "Supplemental Stock Option" means an option not intended to qualify as an Incentive Stock

     3.   ADMINISTRATION.

          (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subparagraph 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; whether the option will be an Incentive Stock Option or a Supplemental Stock Option; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

                (2) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                (3) To amend the Plan and options as provided in paragraph 11.

                (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

           (c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees of one or more members of the Board. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Code Section 162(m), or solely of two or more Non-
Employee   Directors,  in  accordance  with   Rule   16b-3.    If
administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject,
however,   to  such  resolutions,  not  inconsistent   with   the
provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and
revest   in   the   Board  the  administration   of   the   Plan.
Additionally, notwithstanding anything in this paragraph 3 to the contrary, the Board or the Committee may delegate to a Committee of one or more members of the Board the authority to grant options to eligible persons who (1) are not then subject to
Section 16 of the Exchange Act and/or (2) are either (i) not then covered employees and are not expected to be covered employees at the time of recognition of income resulting from such option, or
(ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

     4.   SHARES SUBJECT TO THE PLAN.

          (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate one million five hundred thousand (1,500,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

           (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

           (c) An Incentive Stock Option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options granted after 1986 are exercisable for the first time by such optionee during any calendar year under all incentive stock option plans of the Company and its Affiliates does not exceed one hundred thousand dollars ($100,000). Should it be determined that an option granted under the Plan exceeds such maximum for any reason other than the failure of a good faith attempt to value the stock subject to the option, such option shall be considered a Supplemental Stock Option to the extent, but only to the extent, of such excess; provided, however, that should it be determined that an entire option or any portion thereof does not qualify for treatment as an incentive stock option by reason of exceeding such maximum, such option or the applicable portion shall be considered a Supplemental Stock Option.

     5.   ELIGIBILITY.

          (a) Incentive Stock Options may be granted only to key employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also a key employee (including officers) of the Company or any Affiliate. Supplemental Stock Options may be granted only to employees (including officers) of, directors of or consultants or advisors to the Company or its Affiliates. A director of the Company shall not be eligible for a Supplemental Stock Option unless such director is also a key employee (including an officer) of or consultant or advisor to the Company or any Affiliate.

           (b) A director shall in no event be eligible for the benefits of the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board, and only if, at any time discretion is exercised by the Board in the selection of a director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to a director, the Plan complies with the requirements of Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3.

           (c) No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the option does not exceed five (5) years from the date of grant.

          (d) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, no person, in any calendar year, shall be granted options covering more than one hundred thousand (100,000) shares of the Company's common stock.

     6.   OPTION PROVISIONS.
           Each option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

           (a) The term of any option shall not be greater than ten (10) years from the date it was granted.

           (b) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of each Supplemental Stock Option shall be determined by the Board.

           (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (1) in cash at the time the option is exercised, or (2) at the discretion of the Board at the time of the grant or, with respect to Supplemental Stock Options, at the time of the exercise of the option, (i) by delivery to the Company of other common stock of the Company, (ii) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 7(d), or (iii) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, payment of the common stock's "par value", as defined in the Delaware General Corporation Law, shall not be made by deferred payment, and interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

            (d)    An  Incentive  Stock  Option  shall   not   be
transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person. A Supplemental Stock Option may be transferred to the extent provided in the option agreement; provided that if the option agreement does not expressly permit the transfer of a Supplemental Stock Option, the Supplemental Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16 of the Exchange Act and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to a domestic relations order.

           (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments
(which  may,  but need not, be equal).  From time to time  during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 6(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

           (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option, (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act, or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

           (g) An option shall terminate three (3) months after termination of the optionee's Continuous Service unless (1) such termination is due to such person's disability, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of the optionee's Continuous Service or (2) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, or within not more than three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (3) the option by its terms specifies either (i) that it shall terminate sooner than three (3) months after termination of the optionee's Continuous Service, or (ii) that it may be exercised more than three (3) months after termination of the relationship with the Company or an Affiliate. This subparagraph 6(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's Continuous Service.

           (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her Continuous Service to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

           (i) To the extent provided by the terms of an option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means:
(1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the stock option a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or
(3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value less than or equal to the amount of the withholding tax obligation.

     7.   COVENANTS OF THE COMPANY.

           (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

           (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

     8.   USE OF PROCEEDS FROM STOCK.

           Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

     9.   MISCELLANEOUS.

           (a) The Board shall have the power to accelerate the time during which an option may be exercised or the time during which an option or any part thereof will vest pursuant to subparagraph 6(e), notwithstanding the provisions in the option stating the time during which it may be exercised or the time during which it will vest.

           (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

          (c) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company.

           (d) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee or optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a consultant or director) or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee or optionee with or without cause. In the event that an optionee is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (1) determine whether such leave of absence will be treated as a termination of the optionee's Continuous Service for purposes of subparagraph 6(g) hereof and corresponding provisions of any outstanding options, and (2) suspend or otherwise delay the time or times at which the shares subject to the option would otherwise vest.

     10.  ADJUSTMENTS UPON CHANGES IN STOCK.

           (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options, and the maximum number of shares subject to award to any person during any calendar year pursuant to subparagraph 5(d). Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

           (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors (collectively, a "Change in Control"), then to the extent permitted by applicable law:
(i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such options shall continue in full force and effect.

      In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then, with respect to options held by persons whose Continuous Service has not terminated, the time during which such options vest and may be exercised shall be accelerated to fifteen (15) days prior to the Change in Control and the options terminated if not exercised prior to the Change in Control.

      (c) In the event an optionee's Continuous Service is involuntarily terminated at any time without Cause either at the time of or within thirteen (13) months following the occurrence of a Change in Control, then the time during which such optionee's option may be exercised immediately shall be accelerated. "Cause" means misconduct, including but not limited to: (i) conviction of any felony or any crime involving moral turpitude or dishonesty, (ii) participation in a fraud or act of dishonesty against the Company, (iii) conduct by the optionee which based upon a good faith and reasonable factual investigation and determination by the Board demonstrates gross unfitness to serve, or (iv) intentional, material violation by the optionee of any contract between the optionee and the Company or any statutory duty of the optionee to the Company that is not corrected within thirty (30) days after written notice to the optionee thereof. Physical or mental disability shall not constitute "Cause."

           (d) In the event an optionee voluntarily terminates the optionee's Continuous Service for Good Reason either at the time of or within thirteen (13) months following the occurrence of a Change in Control, then the time during which such optionee's option may be exercised immediately shall be accelerated. "Good Reason" means (i) reduction of the optionee's rate of compensation as in effect immediately prior to the occurrence of a Change in Control, (ii) failure to provide a package of welfare benefit plans which, taken as a whole, provides substantially similar benefits to those in which the optionee is entitled to participate immediately prior to the occurrence of the Change in Control (except that employee contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Company which would adversely affect the optionee's participation or reduce the optionee's benefits under any of such plans, (iii) change in the optionee's responsibilities, authority, title or office resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by the optionee, (iv) request that the optionee relocate to a worksite that is more than 35 miles from the optionee's prior worksite, unless the optionee accepts such relocation opportunity, (v) failure or refusal of a successor to the Company to assume the Company's obligations under the optionee's option, or (vi) material breach by the Company or any successor to the Company of any of the material provisions of the optionee's option.

     11.  AMENDMENT OF THE PLAN AND OPTIONS.

           (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

           (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

           (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith.

           (d) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (1) the Company requests the consent of the person to whom the option was granted and (2) such person consents in writing.

           (e) The Board at any time, and from time to time, may amend the terms of any one or more options; provided, however, that the rights under any option shall not be impaired by any such amendment unless (1) the Company requests the consent of the person to whom the option was granted and (2) such person consents in writing.

     12.  TERMINATION OR SUSPENSION OF THE PLAN.

          (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on October 1, 2007, which date is ten (10) years from the date the Plan was adopted by the Board. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

           (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

     13.  EFFECTIVE DATE OF PLAN.

           The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the vote or written consent of the holders of the outstanding shares of the Company entitled to vote, to the degree necessary under applicable laws to obtain incentive stock option treatment under
Section 422 of the Code.